     As filed with the Securities and Exchange Commission on April ___, 2000

                                                     Registration No. 333-______

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             PEREGRINE SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                       95-3773312
     (State of incorporation)              (I.R.S. Employer Identification No.)

                             12670 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
                    (Address of principal executive offices)

                              --------------------

                             TSB INTERNATIONAL INC.
                          MANAGEMENT STOCK OPTION PLAN
                            (Full title of the plans)

                              --------------------

                                   ERIC DELLER
                                 GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
            (Name, address and telephone number of agent for service)

                              --------------------

                                    COPY TO:
                             DOUGLAS H. COLLOM, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                              --------------------

========================================================================================================
                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                               PROPOSED     PROPOSED
                                                 MAXIMUM        MAXIMUM     MAXIMUM
                                                  AMOUNT       OFFERING    AGGREGATE       AMOUNT OF
                                                  TO BE        PRICE PER    OFFERING     REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED (1)     REGISTERED       SHARE     PRICE (1)          FEE
--------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value) issuable under
the TSB International Inc. Management Stock
Option Plan....................................     40,746    $29.34      $1,195,640    $315.65


                 TOTAL ......................       40,746    $29.34      $1,195,640    $315.65
========================================================================================================

(1) Computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The
         $29.34 per share figure was computed by averaging the high and low bid prices of shares of Common Stock of the Company as reported on The Nasdaq National Market on April 20, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Peregrine Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's Current Report on Form 8-K for its acquisition of all of the issued shares of Telco Research Corporation Limited, a Canada Business Act corporation filed on April 6, 2000.

         (b) The Company's Currrent Report on Form 8-K/A filed on May 18, 1999 amending the Company's Form 8-K dated March 2, 1999 and filed with the Commission on March 12, 1999 (the "Original Form 8-K") which reported the acquisition of Prototype Incorporated.

         (c) The Company's Current Report on Form 8-K/A filed on May 11, 1999 amending the Original Form 8-K.

         (d) The Company's Current Report on Form 8-K for its acquisition of all of the issued share capital of F.Print UK Ltd., a company registered in England and Wales filed on April 16,1999.

         (e) The Company's Current Report on Form 8-K for the stock issuance and exchange with GoldMine Software Corporation, a Delaware corporation filed on December 21, 1999.

         (f) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (g) The Company's Annual Report on Form 10-Q for the quarterly period ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act.

         (h) The Company's Annual Report on Form 10-Q for the quarterly period ended September 30, 1999 filed pursuant to Section 13 of the Exchange Act.

         (i) The Company's Annual Report on Form 10-Q for the quarterly period ended December 31, 1999 filed pursuant to Section 13 of the Exchange Act.

         (j) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1997 pursuant to
Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

         Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors o the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under General Corporation Law of Delaware.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, pursuant to the terms of the Acquisition Agreement for Plan of Arrangement by and among the Registrant, Peregrine Nova Scotia Company, an unlimited liability company existing under the Nova Scotia Companies Act and a direct wholly owned subsidiary of the Registrant, Telco Research Corporation Limited, a Canada Business Corporations Act Corporation, and 1400066 Ontario Inc., an Ontario Corporation dated as of February 8, 2000 (the "Amalgamation Agreement"), providing for the amalgamation of Telco Research Corporation Limited and 1400066 Ontario Inc. to form a new entity that will become a wholly-owned subsidiary of Peregrine Nova Scotia Company, (the "Amalgamation"), the Registrant has agreed to fulfill and honor in all respects the obligations of Telco pursuant to any indemnification agreements between Telco and its directors and officers as of the Effective Time (as defined in the Amalgamation Agreement) (the "Indemnified Parties") and any indemnification provisions under Telco's Articles of Incorporation or By-laws as in effect immediately prior to the merger. The Articles of Incorporation and By-laws of the new entity resulting from the Amalgamation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and By-laws of Telco as in effect immediately prior to the merger, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Telco, unless such modification is required by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

    EXHIBIT
     NUMBER                                 DESCRIPTION
--------------------------------------------------------------------------------

                                      II-3

         5.1 Opinion of counsel as to legality of securities being registered.
         10.24    TSB International Inc. Management Stock Option Plan
         10.25    Resolutions of the Board of Directors amending the TSB
                  International Inc. Management Stock Option Plan
         23.1 Consent of Arthur Andersen LLP, Independent Public Accountants for Peregrine Systems, Inc.
         23.2     Consent of Counsel (contained in Exhibit 5.1)
         24.1     Power of Attorney (see page II-5)

ITEM 9.  UNDERTAKINGS

         (a) RULE 415 OFFERING The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (1)      REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING
                      OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it has met all the requirements for filing has duly caused this on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of April, 2000.

                                        PEREGRINE SYSTEMS, INC.

                                        By: /s/ DAVID A. FARLEY
                                           -------------------------------------
                                           David A. Farley
                                           Senior Vice President, Finance and
                                           Administration, and Chief Financial
                                           Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN P. GARDNER AND DAVID A. FARLEY, AND EACH OF THEM, AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION IN EACH, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            Signature                                          Title                                   Date
----------------------------------------- ----------------------------------------------------- -------------------
/s/ STEPHEN P. GARDNER                    President and Chief Executive Officer (Principal
----------------------------------------- Executive Officer) and Director                         April 24, 2000
Stephen P. Gardner

/s/ DAVID A. FARLEY                       Senior Vice  President,  Finance and  Administration,
----------------------------------------- and Chief Financial Officer (Principal Financial and
David A. Farley                           Accounting Officer) and Director                        April 24, 2000


/s/ JOHN J. MOORES                        Chairman of the Board of Directors                      April 24, 2000
-----------------------------------------
John J. Moores

/s/ CHRISTOPHER A. COLE                   Director                                                April 24, 2000
-----------------------------------------
Christopher A. Cole

/s/ RICHARD A. HOSLEY II                  Director                                                April 24, 2000
-----------------------------------------
Richard A. Hosley II

/s/ CHARLES E. NOELL III                  Director                                                April 24, 2000
-----------------------------------------
Charles E. Noell III

/s/ NORRIS VAN DEN BERG                   Director                                                April 24, 2000
-----------------------------------------
Norris Van Den Berg

/s/ THOMAS G. WATROUS, SR.                Director                                                April 24, 2000
-----------------------------------------
Thomas G. Watrous, Sr.

/s/ MATTHEW GLESS                         Principal Accounting Officer                            April 24, 2000
-----------------------------------------
Matthew Gless


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------
                                    EXHIBITS
--------------------------------------------------------------------------------


                       REGISTRATION STATEMENT ON FORM S-8

                             PEREGRINE SYSTEMS, INC.

                                APRIL 24, 2000